UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 30, 2005

MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EX-99.1

Item 8.01 Other Events

On March 30, 2005, Mobile Mini, Inc. issued a press release providing revised first quarter earnings guidance. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The press release includes the financial measure “EBITDA.” The EBITDA measurement may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and debt restructuring expense. We use EBITDA as a financial measure in management decision-making because we believe it provides useful supplemental information regarding our financial and liquidity position and facilitates internal comparisons to historical financial position and operating performance of prior periods and external comparisons to competitors’ financial position and operating performance. In addition, several of the financial covenants under our revolving credit facility are expressed by reference to this financial measure, similarly computed. We include the EBITDA measurement in the earnings announcement to provide transparency to investors. We are currently unable to provide a directly comparable measurement prepared in accordance with generally accepted accounting principles because that information cannot be ascertained at this time.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Registrant’s press release, dated March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: March 31, 2005	/s/ Larry Trachtenberg

	Name:	Larry Trachtenberg
	Title:	Executive Vice President and
Chief Financial Officer

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